UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2015

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The Board of Directors of Metalico, Inc. (the "Company") has determined to delay setting the date of its annual stockholders meeting to a date that is yet to be determined.

On February 23, 2015, the Company announced that it had retained Gordian Group, LLC and had initiated a comprehensive internal review of strategic alternatives, including continued independence as a public corporation, combinations or joint ventures with suitable partners or investors, sales of assets, and a sale of the Company, including analyses of unsolicited bids previously delivered to the Company or to come in the future.

In light of its ongoing review, the Company’s Board of Directors has decided to delay fixing the date of its annual stockholders meeting in order to allow for sufficient time to investigate and consider the available strategic alternatives. As a result, the previously effective deadline of March 5, 2015, for the submission of stockholder proposals in accordance with the advance notice provisions of the Company’s bylaws will no longer be applicable. Upon determination by the Board of Directors of the date of the annual stockholders meeting, the Company will announce a new deadline for the submission of stockholder proposals that will be at least 10 days following the day on which the Company announces the date of the annual meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

March 3, 2015	By:	Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer